UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO 3 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PALAYAN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1000	N/A
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

223 De La Cruz Road, Pasay, Metro Manila, Philippines
(63)(914) 269 9345
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With a copy to
Glenn & Glenn
124 Main Street, Ste 8
New Paltz NY 12561
Tel: 845.256.8031
Fax: 845.255.1814

American Corporate Enterprises, Inc.
123 W. Nye Lane, Suite 129
Carson City, NV 89706
(775) 884-9380
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

[   ] Large accelerated filer           [   ] Accelerated filer           [   ] Non-accelerated filer           [X] Smaller reporting company

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Amenment No. 3 is being filed for the sole purpose of including Exhibit 99.1 – Mining License – in the registration statement and changing Item 16 to reflect the addition of this exhibit.

Item 16 – Exhibits

Exhibit	Exhibit
Number	Description

3.1	Articles of Incorporation (1)

3.2	By-laws (1)

4.1	Specimen Stock Certificate (1)

5.1	Legal Opinion of Glenn & Glenn Law, LLP (1)

10.1	Assignment of Claim from Verdasco Enterprises, dated June 20, 2013 (1)

14	Code of Ethics (1)

23.1	Consent of Sadler, Gibb & Associates, LLC(1)

23.2	Consent of Glenn & Glenn Law, LLP. (incorporated in Exhibit 5.1) (1)

23.3	Consent of Ferdinand Reyes (1)

99.1	Mining License (2)

(1)Previously filed

(2) Filed herewith

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 7, 2014.

PALAYAN RESOURCES, INC.

By:	/s/ Joel Dulatre Cortez
Joel Dulatre Cortez
President
(Principal Executive Officer),

By:	/s/ Mark Christian Soo
Mark Christian Soo
Secretary and Treasurer (Principal Accounting
Officer and Principal Financial Officer)

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Joel Dulatre Cotez	President and Sole Director	November 7, 2014
Joel Dulatre Cotez	(Principal Executive Officer)

/s/ Mark Christian Soo		November 7, 2014
Mark Christian Soo	Secretary and Treasurer
(Principal Accounting Officer
and
Principal Financial Officer)